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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cityscape Financial Corp.:

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cityscape Financial Corp. of our report, dated November 30, 1995 for the three years ended September 30, 1995 relating to J&J Securities Limited, which report appears in the Annual Report on Form-10K for the year ended December 31, 1996 relating to Cityscape Financial Corp. and its subsidiaries.

/s/ BDO STOY HAYWARD
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BDO STOY HAYWARD
London, England
September 18, 1997